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                                                                    EXHIBIT 99.5


November __, 1995



Chemical Bank
c/o Chemical Mellon Shareholder Services
Four Station Square
3rd Floor
Pittsburgh, PA  15219

Attn:  Mr. J. Livingston


       Re: Ford Motor Company ("Ford") and Ford Motor Company Capital Trust I (the "Trust" and, together with Ford, the "Offerors")


Ladies and Gentlemen:

         Pursuant to "The Offer" section of the Prospectus dated_________, 1995 (the "Prospectus"), we appoint you as Exchange Agent subject to the terms hereof. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Prospectus.

         The Offerors have delivered to you or will deliver to you (i) a copy of the Letter of Transmittal, in the form attached hereto as Exhibit A, (ii) copies of all other documents or materials to be forwarded to the Holders and
(iii) a copy of the resolutions adopted by the Board of Directors of Ford or a duly constituted committee thereof authorizing the Offer and your appointment as Exchange Agent. Ford has delivered or will deliver to you (i) a list showing the names and addresses of the Holders as of the close of business on ________________, 1995, and the number of Depositary Shares, each representing 1/2,000 of a share of Series B Preferred, held by each such Holder as of such date and (ii) a list of certificates (giving the certificate number) stating which Depositary Shares have been or are, as of such date, lost, stolen, destroyed or replaced or restricted as to transfer (noting the text of the restrictive legends applicable thereto) or with respect to which a stop transfer order has been noted.

1.       Appointment of the Exchange Agent.

         This will confirm the Offerors' appointment of Chemical Bank as the Exchange Agent provided for in the Prospectus and, in that capacity, authorization to act solely as agent for the Offerors hereunder for the purpose of receiving from the Holders the Depositary Shares tendered in exchange for Preferred Securities of
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the Trust upon satisfaction of the conditions set forth herein and in the
Prospectus. You will not owe fiduciary duties to any other person by reason of this appointment.

2.       Duties and Obligations of the Exchange Agent.

         As Exchange Agent, you are hereby instructed to perform the specific exchange agency duties set forth in "The Offer" section of the Prospectus and in the related Letter of Transmittal and to perform such duties as are specifically set forth herein, and no implied covenants or obligations should be read into your appointment as Exchange Agent against you. Without limiting and in furtherance of the foregoing, you shall not be liable or responsible for any of the provisions of the Prospectus except for those expressly referred to herein above. Further, as Exchange Agent you:

         (i) will, at the request of Ford, advise the Co-Dealer Managers on a daily basis with respect to the Depositary Shares tendered as follows:
         (a) the number of Depositary Shares validly tendered represented by certificates physically held by you (or for which you have received confirmation of receipt of book-entry transfer into your account at a Depository Institution (as defined in the Prospectus) pursuant to the procedures set forth in "The Offer" section of the Prospectus) on such day; (b) the number of Depositary Shares represented by Notices of Guaranteed Delivery on such day; (c) the number of Depositary Shares properly withdrawn on such day; and (d) the cumulative number of Depositary Shares in categories (a) through (c) above;

         (ii) will, on the day following such oral communication, furnish to the Co-Dealer Managers a written report confirming the above information and furnish to the Co-Dealer Managers such reasonable information on the tendering holders of Depositary Shares as may be requested from time to time;

         (iii) will be regarded as making no representations or warranties and having no responsibilities regarding the validity or adequacy of the Offerors' power to make this appointment or the Offer;

         (iv) will not be responsible in any manner whatsoever for the correctness of the statements made in the Prospectus; the Letter of Transmittal or in any document furnished to you by the Offerors;

         (v) shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by you in the performance of your duties hereunder, in the absence of willful misconduct or negligence on your part, nor shall you be liable for any error of judgment made in good faith unless you shall have been negligent in ascertaining the pertinent facts;

         (vi) may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any oral or written instruction, notice, request, direction, consent, report, certificate, form of
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         bond certificate or other instrument, paper or document in good faith reasonably believed by you to be genuine;

         (vii) may consult with counsel of your choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in reasonable reliance thereon; and

         (viii) may perform your duties and exercise your rights hereunder directly or by or through agents or attorneys.

3.       Maintenance of Records.

         You will keep and maintain complete and accurate records and ledgers showing all Depositary Shares exchanged by you and payments made by you. Letters of Transmittal, Notices of Guaranteed Delivery and telegrams, telexes, facsimile transmissions and other materials submitted to you shall be preserved by you until delivered to, or otherwise disposed of in accordance with the instructions of, the Offerors.

4.       Indemnification, Compensation and Expenses.

         (a) In consideration of your acceptance of the foregoing appointment by the Offerors, Ford hereby agrees:

         (i) to indemnify you for, and to hold you harmless against, any loss, liability or expense incurred without negligence or willful misconduct on your part, arising out of or in connection with the acceptance or administration of the agency created under the foregoing appointment, including the costs and expenses (including the reasonable fees and expenses of your counsel) of defending yourself against any claim or liability in connection with the exercise or performance of any of your duties thereunder and of enforcing this indemnification provision; and

         (ii) to pay to you a fee for all services rendered by you under the foregoing appointment according to the fee schedule attached hereto as Exhibit A; and

         (iii) to reimburse you upon your request for all reasonable expenses, disbursements and advances incurred or made by you in accordance with any of your agency duties (including the reasonable compensation and the reasonable expenses and disbursements of your agents and counsel), except any such expenses, disbursement or advance as may be attributable to your negligence or willful misconduct.

         (b) You shall not be required to advance, expend or risk your own funds or otherwise incur or become exposed to financial liability in the performance of your duties hereunder.
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5.       IRS Filings.

         You shall arrange to comply with all requirements under the tax laws of the United States, including those relating to missing Taxpayer Identification Numbers, and shall file any appropriate reports with the IRS (e.g., 1099, 1099B, etc.).

6.       Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

7.       Governing Law.

         This agreement shall be construed and enforced in accordance with the laws of the state of New York.

         Please confirm your acceptance of your appointment as Exchange Agent and the arrangements herein provided by signing and returning to us the enclosed duplicate of this letter.


FORD MOTOR COMPANY

By:___________________________
Name:
Title:


FORD MOTOR COMPANY
CAPITAL TRUST I

By: Ford Motor Company,
      as Sponsor

By:___________________________
Name:
Title:


CHEMICAL BANK

By:____________________________________
Name:
Title:
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                                                                       EXHIBIT A


CHEMICAL BANK FEE SCHEDULE FOR
EXCHANGE AGENT SERVICES

DEPOSITARY SHARES EACH REPRESENTING 1/2,000 OF A SHARE OF SERIES B PREFERRED

EXCHANGE OFFER OF FORD MOTOR COMPANY AND
FORD MOTOR COMPANY CAPITAL TRUST I

I.       Exchange Agency

A fee for the receipt of tendered Depositary Shares, each representing 1/2,000
of a share of Series B Preferred, will be charged at $    per Letter of
Transmittal. The total charge will be subject to a minimum of $     and maximum
of $       .

This fee covers examination and execution of all required documentation, receipt of tendered shares and transmittal letters, reporting as required to Ford and other parties and communication with DTC.


II.      Miscellaneous

Fees for services not specifically covered in this schedule will be assessed in amounts commensurate with the services rendered. The fees in this schedule are subject to reasonable adjustments as changes in laws, procedures, or costs of doing business demand. The costs of supplies and other out-of-pocket expenses that can be directly allocated will be added to our regular charges.